UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2019

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MNTX	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights	N/A	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2019, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Manitex International, Inc. (the “Company”), the Company’s stockholders approved the Manitex International, Inc. 2019 Equity Incentive Plan (the “2019 Plan”), which provides for a variety of types of awards, including options, stock appreciation rights, stock awards (including restricted stock and restricted stock units) and performance awards. The 2019 Plan authorizes 279,717 shares for future issuance. In connection with the approval of the 2019 Plan by the Stockholders, the Company’s Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan”) will terminate. Accordingly, the approval of the 2019 Plan by Stockholders will not increase the total number of shares available for equity grants. Instead, the 2019 Plan is intended to broaden the categories of participants eligible to receive equity grants, to add specific provisions regarding the term of the plan and the effects of a change in control on the Company, and to make certain other administrative and technical changes to the terms of the 2004 Plan.

The description in the first paragraph of this Item 5.02 is qualified in its entirety by reference to the 2019 Plan filed as Exhibit 10.1 to this Current Report on Form 8-K. For a more complete description of the 2019 Plan, please refer to Proposal 5: Manitex International, Inc. 2019 Equity Incentive Plan in the Company’s proxy statement filed with the Securities and Exchange Commission in connection with the Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Manitex International, Inc. held its Annual Meeting of Stockholders on June 12, 2019. The following is a summary of the matters voted on at that meeting.

(a)

Proposal 1—The stockholders elected Manitex International, Inc.’s entire Board of Directors to serve until the 2020 Annual Meeting of the Stockholders. The persons elected to Manitex’s Board of Directors and the number of shares cast for, the number of shares withheld, and broker non-votes, with respect to each of these persons, were as follows:

	For	Withheld	Broker Non-Votes
Ronald M. Clark	10,180,763	4,382,384	2,927,431
Robert S. Gigliotti	9,773,559	4,789,588	2,927,431
Frederick B. Knox	10,901,881	3,661,266	2,927,431
David J. Langevin	10,869,777	3,693,370	2,927,431
Marvin B. Rosenberg	10,938,715	3,624,432	2,927,431
Ingo Schiller	10,954,235	3,608,912	2,927,431
Stephen J. Tober	10,888,881	3,674,266	2,927,431

(b)

Proposal 2—The shareholders ratified the appointment of Grant Thornton LLP as Manitex’s independent registered public accounting firm for the year ending December 31, 2019. The number of shares cast in favor of the ratification of Grant Thornton LLP, the number against, and the number abstaining were as follows:

For	Against	Abstain
17,348,970	35,974	105,634

(c)

Proposal 3—The shareholders approved in an advisory vote the compensation of the Company’s named executive officers. The number of shares cast in favor, number against, the number abstaining, and broker non-votes are as follows:

For	Against	Abstain	Broker Non-Votes
13,571,077	329,817	662,253	2,927,431

(d)

Proposal 4—The shareholders recommended that the advisory vote to approve the compensation of the Company’s named executives be conducted annually. The number of shares cast for 1 Year, 2 Years, 3 Years and abstaining are as follows:

1 Year	2 Years	3 Years	Abstain
13,287,430	114,032	475,983	685,702

(e)

Proposal 5—The shareholders approved the Manitex International, Inc. 2019 Equity Incentive Plan. The number of shares cast in favor, number against, the number abstaining, and broker non-votes are as follows:

For	Against	Abstain	Broker Non-Votes
14,272,594	247,581	42,972	2,927,431

Item 9.01 Financial Statements and Exhibits.

Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Manitex International, Inc. 2019 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID J. LANGEVIN
Name:	David J. Langevin
Title:	Chairman and Chief Executive Officer

Date: June 13, 2019